As filed with the Securities and Exchange Commission on June 30, 1998
                                               Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                         SINCLAIR BROADCAST GROUP, INC.
             (Exact name of registrant as specified in its charter)


                 MARYLAND                                   52-149660
     (State or other jurisdiction of                    (I.R.S. employer
      incorporation or organization)                 identification number)


                               2000 W. 41st Street
                            Baltimore, Maryland 21211
                                 (410) 467-5005
                    (Address of Principal Executive Offices)

         1996 LONG-TERM INCENTIVE PLAN OF SINCLAIR BROADCAST GROUP, INC.

                            (Full title of the plan)

                                 DAVID D. SMITH
                               2000 W. 41ST STREET
                            BALTIMORE, MARYLAND 21211
                                 (410) 467-5005
          (Name and address, including zip code, and telephone number, including area code, of agent for service)


                                    CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                            PROPOSED           PROPOSED
                                            AMOUNT           MAXIMUM            MAXIMUM
         TITLE OF SECURITIES                 TO BE       OFFERING PRICE        AGGREGATE            AMOUNT OF
          TO BE REGISTERED                 REGISTERED       PER SHARE       OFFERING PRICE      REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Shares of Class A Common
Stock, $.01 par value...............       4,926,327               (1)      $128,240,632(1)          $37,831(1)
-------------------------------------------------------------------------------------------------------------------

Options with respect to the
foregoing shares of Class A
Common Stock.......................          4,926,327               N/A                  N/A                 N/A
-------------------------------------------------------------------------------------------------------------------


(1) In accordance with the terms of the Long-Term Incentive Plan, the exercise price for incentive stock options shall not be less than 100% of the fair market value of the Class A Common Stock at the time the option is granted. The exercise price for nonqualified stock options shall not be less than 50% of the fair market value per share of the Class A Common Stock on the date of the grant. In accordance with Rule 457(c), the aggregate offering price and the amount of the registration fee are computed on the basis (a) for 3,422,315 ungranted options, of $26.8125, the average of the high and low prices reported in the Nasdaq Stock Market on June 23, 1998, and (b) for 1,504,012 granted options, of $24.255, the weighted average of the actual exercise price specified in those granted options.

                     STATEMENT OF INCORPORATION BY REFERENCE

         Except as set forth below, the entire content of the Form S-8 filed by Sinclair Broadcast Group, Inc. (the "Company") on July 18, 1997, Registration Statement No. 333-31571, is hereby incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland on the 30th day of June 1998.

                                           SINCLAIR BROADCAST GROUP, INC.

                                           By: /S/ DAVID D. SMITH
                                             -----------------------------------
                                             David D. Smith
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints David D. Smith and David B. Amy as his or her true and lawful attorneys-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                     Title                              Date
           ---------                                     -----                              ----

      /s/  David D. Smith                   Chairman of the Board,                        June 30, 1998
---------------------------------           Chief Executive Officer,
           David D. Smith                   President and Director
                                            (Principal executive officer)




     /s/  David B. Amy                      Chief Financial Officer                       June 30, 1998
--------------------------------            (Principal Financial and
          David B. Amy                       Accounting Officer)





           Signature                                     Title                              Date
           ---------                                     -----                              ----

    /s/  Frederick G. Smith                            Director                           June 30, 1998
--------------------------------
           Frederick G. Smith
                                                       Director
    /s/  J. Duncan Smith                                                                  June 30, 1998
--------------------------------
           J. Duncan Smith
                                                       Director
   /s/  Robert E. Smith                                                                   June 30, 1998
--------------------------------
           Robert E. Smith
                                                       Director
   /S/  Basil A. Thomas                                                                   June 30, 1998
--------------------------------
           Basil A. Thomas

   /s/  Lawrence E. McCanna                                                               June 30, 1998
--------------------------------                       Director
        Lawrence E. McCanna


                                  EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION
------    -----------
4 Amendment to 1996 Long-Term Incentive Plan of Sinclair Broadcast Group (incorporated by reference to Exhibit B of the definitive Proxy Statement on Schedule 14A filed on April 10, 1998)

5         Opinion of Wilmer, Cutler & Pickering

23.1 Consent of Wilmer, Cutler & Pickering (contained in their opinion filed as Exhibit 5).

23.2      Consent  of  Arthur  Andersen  LLP,   independent   certified   public
          accountants,   relating  to  the  financial   statements  of  Sinclair
          Broadcast Group, Inc. and Heritage Media Services, Inc.

23.3      Consent  of  KPMG  Peat  Marwick  LLP,  independent  certified  public
          accountants   relating  to  the  financial  statements  of  Max  Media
          Properties.

23.4 Consent of Price Waterhouse, independent certified public accountants relating to the financial statements of Sullivan Broadcast Holdings, Inc. and Subsidiaries.

23.5      Consent of Price Waterhouse,  independent certified public accountants
          relating  to  the   financial   statements   of   Sullivan   Broadcast
          Company,Inc. and Subsidiaries.

24        Power of attorney (included on signature page).